Amendment #3
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	By this Amendment, Duke University ("DUKE") and CISTRON
Biotechnology, Inc. ("SPONSOR") agree to amend the terms of the Clinical Study and Research Agreement entered into by the parties effective September 1, 1998 ("Agreement"), and amended on December 18, 1999 and in March, 1999 as follows:

        1. The parties agree that Article 1, Statement of Work, shall be further expanded to include the research described in an additional Statement of Work, a copy of which is attached to this Agreement as Exhibit G. The parties also agree that the SPONSOR shall provide additional compensation to DUKE for the research set forth in Exhibit G in accordance with the terms described in the supplemental budget attached to this Agreement as Exhibit H.

        2. The parties agree that SPONSOR shall compensate DUKE as follows:
$20,719.16 shall be paid to DUKE no later that September 15, 1999.
The remaining balance of $20,719.16 shall be paid to DUKE on completion of the Research and receipt by CISTRON of a final report as detailed in the Agreement.

        3. The parties agree that the terms of the Clinical Study and Research Agreement shall be extended through March 31, 2000 and may be extended beyond that date by mutual agreement of both parties.

        4. All other terms of the Agreement are unchanged and remain in full force and effect.

AGREED:

DUKE UNIVERSITY                       CISTRON BIOTECHNOLOGY, INC.

By: /s/RALPH SNYDERMAN, M.D.          By: /s/RICHARD S.DONDERO
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       Ralph Snyderman, M.D.          Name:  Richard S. Dondero
     Chancellor for Health Affairs    Title: Vice President - Operations
                                                and New Product Development
Date: 9/8/99                          Date: September 1, 1999

Acknowledged:


By: /s/HERMAN F. STAATS, Ph.D.
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       Herman Staats, Ph.D.
       Principal Investigator